UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MANAS PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

____________________________________________
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MANAS PETROLEUM CORPORATION
Bahnhofstrasse 9, P.O. Box 155
CH-6341 Baar, Switzerland

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 8, 2009

Dear Stockholder:

Our annual meeting of stockholders will be held on Wednesday, July 8, 2009, at 10 a.m., local time, at the Hotel Sedartis, Bahnhofstrasse 16, 8800 Thalwil, Switzerland for the following purposes:

1.	To elect Heinz J. Scholz, Michael Velletta, Dr. Richard Schenz, Erik Herlyn and Neil Maedel as the directors of our company;

2.	To ratify the appointment of BDO Visura as our independent registered public accounting firm; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Our board of directors has fixed the close of business on June 9, 2009 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Only the stockholders of record on the record date are entitled to vote at the annual meeting.

Whether or not you plan on attending the annual meeting, we ask that you vote by proxy by following instructions provided in the enclosed proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instruction sent to you by your broker, bank, or other nominee in order to vote your shares.

Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must obtain a valid proxy issued in your name from that record holder.

Sincerely,

By Order of the Board of Directors

/s/ Heinz J. Scholz
Heinz J. Scholz
President

June 10, 2009

MANAS PETROLEUM CORPORATION
Bahnhofstrasse 9, P.O. Box 155
CH-6341 Baar, Switzerland

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 8, 2009

Questions and Answers about the Annual Meeting of Stockholders

Why am I receiving these materials?

The board of directors of Manas Petroleum Corporation (“we”, “us” or “our”) is soliciting proxies for use at the annual meeting of stockholders to be held on Wednesday, July 8, 2009, at 10 a.m., local time, at the Hotel Sedartis, Bahnhofstrasse 16, 8800 Thalwil, Switzerland or at any adjournment of the annual meeting. These materials were first sent or given to our stockholders on or about June 23, 2009.

What is included in these materials?

These materials include:

  the notice of the annual meeting of stockholders;
  this proxy statement for the annual meeting of stockholders;
  the proxy card; and
  our annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 15, 2009.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on July 8, 2009

Above materials are also available at http://www.manaspetroleum.com/s/AGM.asp.

The annual report on Form 10-K accompanies this proxy statement, but does not constitute a part of the proxy soliciting material.

What items will be voted at the annual meeting?

Our stockholders will vote on:

  the election of directors; and

  the ratification of appointment of our independent registered public accounting firm.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the annual meeting, but you do not need to attend the annual meeting in person to vote your shares. Even if you do not plan to attend the annual meeting, please vote by proxy by following instructions provided in the proxy card.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on June 9, 2009 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment. If you were a stockholder of record on the record date, you are entitled to vote at the annual meeting.

As of the record date, 119,051,733 shares of our common stock were issued and outstanding and, therefore, a total of 119,051,733 votes are entitled to be cast at the annual meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the record date. There is no cumulative voting.

How do I vote my shares?

If you are a stockholder of record, you may vote in person at the annual meeting or by proxy.

  To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.
  If you do not wish to vote in person or if you will not be attend the annual meeting, you may vote by proxy by mail, by telephone or via the Internet by following instructions provided in the proxy card.

If you hold your shares in “street name” and:

  you wish to vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the annual meeting.
  you do not wish to vote in person or you will not be attend the annual meeting, you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instruction with these materials from your broker, bank or other nominee. Please follow the voting instruction provided to ensure that your vote is counted.

What vote is required for the election of directors or for the approval of a proposal?

Our directors are elected by a majority of the votes cast. This means that the nominees who receive more “For” votes than “Against” votes will be elected as directors. There is no cumulative voting in the election of directors.

All other proposals require the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum). Therefore, for the ratification of the appointment of the independent registered public accounting firm to be approved, the proposal must receive more “For” votes than the combined votes of “Against” votes and votes that are abstained.

How are votes counted?

For the election of directors, you may vote “For”, “Against”, or “Abstain” for each nominee for the directors. Votes that are abstained and broker non-votes will have no effect on the outcome of the vote on the election of directors.

For the ratification of the appointment of the independent registered public accounting firm, you may vote “For”, “Against”, or “Abstain” for the proposal. Votes that are abstained will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote on this proposal.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What happens if I do not make specific voting choices?

If you are a stockholder of record and you submit your proxy without specifying how you want to vote your shares, then the proxy holder will vote your shares in the manner recommended by our board of directors on all proposals.

If you hold your shares in the street name and you do not give instructions to your broker, bank or other nominee to vote your shares, under the rules that govern brokers, banks, and other nominees who are the stockholders of record of the shares held in street name, it generally has the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary for the transaction of business at the annual meeting. Stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the annual meeting. Your shares will be counted towards the quorum requirement only if you or the registered holder of your shares, properly vote by proxy or present in person at the annual meeting. Votes that are abstained and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the annual meeting may be adjourned by the vote of a majority of the shares represented either in person or by proxy.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

  “For” the election of all nominees for directors; and
  “For” the ratification of the appointment of the independent registered public accounting firm.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting in person. Your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked. You may also request that your prior proxy be revoked by delivering us at Manas Petroleum Corporation, Bahnhofstrasse 9, P.O. Box 155, CH-6341 Baar, Switzerland, Attention: Tatjana Rosenast a written notice of revocation prior to the annual meeting.

If you hold your shares in the street name, you will need to follow the voting instruction provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the annual meeting?

You may call us at +41-44-718 10 30 if you want to obtain information or directions to be able to attend the annual meeting and vote in person.

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the annual meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Forward-Looking Statements

This proxy statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Voting Securities and Principal Holders Thereof

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 9, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers (as defined in the “Executive Compensation” section) and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Heinz J. Scholz Seegartenstrasse 45 Horgen 8810 Switzerland	24,273,884(2)	Direct	20.17%
Common Stock	Alexander Becker 1051 Brickley Close Sidney, British Columbia V8L 5L1 Canada	19,409,109(3)	Direct	16.13%
Common Stock	Neil Maedel Lot 10 Port New Prividence Nassau, Bahamas	1,931,944(4)	Direct	1.61%
Common Stock	Rahul Sen Gupta(5) Alte Wollerauerstrasse 36 Wollerau 8832 Switzerland	229,992(6)	Direct	*
Common Stock	Yaroslav Bandurak Moskovskaya Str, H 86 AP 38 Bishkek 720021 Kyrgyz Republic	2,731,944(7)	Direct	2.27%
Common Stock	Michael Velletta 4th Floor, 931 Fort Street Victoria, British Columbia V8V 3K3, Canada	3,580,093(8),(9)	Indirect	2.99%
Common Stock	Peter-Mark Vogel Haabweg 2 Baech 8806 Switzerland	18,465,266(10)	Direct	15.51%
Common Stock	Erik Herlyn Am Rain 11 Windisch 5210 Swtizerland	618,519(11)	Direct	*
Common Stock	Dr. Richard Schenz Hauptstrasse 70 A-2372 Giesshuebl Austria	Nil	Direct	*
Common Stock	Thomas Flottmann(12) 251 Verney Rd. East Graceville, QLD 4075 Australia	Nil(13)	Direct	*
Common Stock	Directors and Executive Officers as a group (7 persons)(14)	52,545,493		41.99%

Notes

*	Less than 1%.

(1)

Percentage of ownership is based on 119,051,733 shares of our common stock issued and outstanding as of June 9, 2009. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of 22,736,616 shares of our common stock, 1,320,602 stock options exercisable within 60 days and

216,666 shares of our common stock held in trust for Thomas Flottmann pursuant to an agreement which we are not a party. Mr. Scholz retains investment discretion over, and the right to vote 216,666 shares held in trust for Mr. Flottmann.

(3)

Consists of 17,929,943 shares of our common stock and 1,312,500 stock options exercisable within 60 days and 166,666 shares of our common stock held in trust for Thomas Flottmann pursuant to an agreement to which we are not a party. Mr. Becker retains investment discretion over, and the right to vote 166,666 shares held in trust for Mr. Flottmann.

(4)	Consists of 800,000 shares of our common stock and 1,131,944 stock options exercisable within 60 days.

(5)	Mr. Sen Gupta resigned as our Chief Financial Officer on February 28, 2009.

(6)

Consists of 229,992 shares of our common stock, but does not include 600,000 shares of our common stock held in trust for Mr. Sen Gupta pursuant to an agreement to which we are not a party. Peter-Mark Vogel retains investment discretion over, and the right to vote 600,000 shares held in trust for Mr. Sen Gupta.

(7)	Consists of 1,600,000 shares of our common stock and 1,131,944 stock options exercisable within 60 days.

(8)	Held by Velletta Resources & Technology Corp. of which Mr. Velletta holds voting and dispositive control.

(9)	Consists of 2,750,000 shares of our common stock and 830,093 stock options exercisable within 60 days.

(10)

Consists of 17,748,599 shares of our common stock, 116,667 shares of our common stock held in trust for Thomas Flottmann pursuant to an agreement to which we are not a party and 600,000 shares of our common stock held in trust for Rahul Sen Gupta pursuant to an agreement to which we are not a party. Mr. Vogel retains investment discretion over and the right to vote 116,667 shares held in trust for Mr. Flottmann and 600,000 shares held in trust for Mr. Sen Gupta.

(11)	Consists of 250,000 shares of our common stock and 368,519 stock options exercisable within 60 days.

(12)	Mr. Flottmann resigned as our Chief Executive Officer on February 1, 2009.

(13)

Does not include 216,666 shares of our common stock held in trust for Mr. Flottmann pursuant to an agreement which we are not a party and that Heinz J. Scholz retains investment discretion over, and the right to vote, 166,666 shares of our common stock held in trust for Mr. Flottmann pursuant to an agreement to which we are not a party and that Alexander Becker retains investment discretion over, and the right to vote and 116,667 shares of our common stock held in trust for Mr. Flottmann pursuant to an agreement to which we are not a party and that Peter-Mark Vogel retains investment discretion over and the right to vote.

(14)

Does not include Thomas Flottmann, who resigned as our Chief Executive Officer on February 1, 2009, Rahul Sen Gupta, who resigned as our Chief Financial Officer on February 28, 2009, and Peter-Mark Vogel, who resigned as our Chief Financial Officer on February 8, 2008 and as our Executive Director on February 1, 2009.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Proposal 1
Election of Directors

Our board of directors has nominated the persons named below as candidates for directors at the annual meeting. Unless otherwise directed, the proxy holder will vote the proxies received by him for the five nominees named below.

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed.

Our board of directors recommends that you vote FOR the nominees.

Nominees

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Heinz J. Scholz	Executive Director and Chairman	66	April 10, 2007
Michael Velletta	Executive Director	53	April 10, 2007
Dr. Richard Schenz	Director	69	November 21, 2008
Erik Herlyn	Chief Executive Officer and Interim Chief Financial Officer	40	N/A
Neil Maedel	Executive Director	50	June 1, 2007

Business Experience

The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Heinz J. Scholz, Executive Director and Chairman

Heinz J. Scholz is a physicist and engineer. In the 1980s Mr. Scholz built factories and telecommunication networks in the former Soviet Union. After the German Reunification he also advised Soviet Ministries regarding the negotiations on the sale of Russia’s East German telecommunication network to Deutsche Telecom. He has worked in collaboration with scientific institutes in the Russian Federation. Mr. Scholz plays a critical role in targeting, appraising and subsequently acquiring the rights to major oil and gas assets in the former Soviet Union and its satellite countries.

Mr. Scholz has been our Executive Director since August 25, 2008 and the Chairman of our board of directors and one of our directors since April 10, 2007. Since May 2004, he has acted as the Chairman of the board of directors for DWM Petroleum A.G., and from May 2004 to February 2008, he acted as Chief Executive Officer for DWM Petroleum A.G. Mr. Scholz earned his Engineering degree in 1975 and MSc equivalent in Physics in 1979 at University (Bremen) Engineer for Electro Technology, University for Technology (Bremen).

Michael Velletta, Executive Director

Michael Velletta was called to the Bar of British Columbia, Canada in 1990 and presented to the Supreme Court as a barrister and solicitor that same year. Mr. Velletta’s private practice with the law firm of Velletta & Company focuses on corporate and commercial law, and commercial litigation. He is a governor of the Trial Lawyers Association of British Columbia, and is a member of the Canadian Bar Association, Association of International Petroleum Negotiators and the International Institute of Business Advisors. Mr. Velletta serves on the board of directors of several corporations and is a governor of the University Canada West Foundation.

Mr. Velletta has been our Executive Director since August 25, 2008 and one of our directors since April 10, 2007. He served as our general counsel from April 10, 2007 to August 25, 2008. Mr. Velletta received his LL.B. degree in Law from the University of Victoria in 1989.

Dr. Richard Schenz, Director

Dr. Richard Schenz studied technical physics in Vienna and finished with a Ph.D. In 1969 he started his career with the Austrian oil & gas company OMV, and was its CEO from 1992 to 2001. In 2001, Dr. Schenz was appointed representative for the Austrian Capital Market by the Austrian government. Additionally, Dr. Schenz holds the positions of vice President of the Austrian Federal Economic Chamber and President of the International Chamber of Commerce in Austria (ICC-Austria). In 2002, he was appointed Chairman of the Austrian commission for corporate governance.

Dr. Schenz was appointed as one of our directors on November 21, 2008.

Erik Herlyn, Chief Executive Officer and Interim Chief Financial Officer

Erik Herlyn is a mechanical and production engineer (Trinity University Dublin – BSc, Manufacturing Engineering 1993, University of Bremen – Masters Diploma Production Engineering 1996). Mr. Herlyn has extensive experience in the finance and hydrocarbon industries. He was in several managerial positions in large international business consulting firms such as KPMG, BearingPoint and Capgemini. His specialization lies in a process optimization method which he developed over many years using synergies from different industries. Mr. Herlyn was supporting major oil companies in the Americas and Arabic countries in strategic, technical and financial projects. Switzerland based Mr. Herlyn plays a key role in managing the global office operations of our company as well as acquisition of licenses.

Mr. Herlyn has been our Chief Executive Officer since February 1, 2009 and our interim Chief Financial Officer since February 28, 2009. Mr. Herlyn was our Chief Operating Officer from June 25, 2007 to February 1, 2009. From 2000 to 2006, Mr. Herlyn ran major projects in the finance and hydrocarbon industries as a consultant with KPMG Consulting (a larger management and technical consulting firm which later changed its name to BearingPoint Management Consulting) and later as a consultant with Capgemini from 2006 to 2007.

Neil Maedel, Executive Director

Neil Maedel is a Nassau, Bahamas based international financier. During the 1990s he was the editor of a Switzerland based financial publication which was better known for its analysis of resource projects in Russia, South America, Africa and the US. Mr. Maedel worked as a professional stock trader and researcher in Canada during the 1980s and has assisted in financing of oil and gas companies for the past two decades.

Mr. Maedel has been our Executive Director since August 25, 2008 and one of our directors since June 1, 2007. He served as our Director, Business Development from June 1, 2007 to August 25, 2008. Prior to that, Mr. Maedel had worked as a consultant on various projects from October 2004, the longest of which was from October 2004 to December 2006 as a consultant to Eden Energy Corp, a reporting issuer trading on the OTC Bulletin Board. As a consultant for Eden Energy Corp., he assisted in the structuring and completion of various equity and debt financings and building the company’s shareholder base. From October 2003 to August 2004, Mr. Maedel was employed as a research consultant by GM Capital Partners, Ltd. where he evaluated international financial markets and specific companies in the resource sector.

Executive Officers

Our board of directors is to appoint our officers, and our officers hold office for such term as may be prescribed by our board of directors and until their successors are chosen and qualify, or until their death or resignation, or until their removal.

The names of our executive officers, their age, positions held, and duration of such and a brief description of the background and business experience for the past five years are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Erik Herlyn	Chief Executive Officer and Interim Chief Financial Officer	40	June 25, 2007
Yaroslav Bandurak	Chief Technology Officer	37	April 10, 2007

Erik Herlyn, Chief Executive Officer and Interim Chief Financial Officer

For information regarding Erik Herlyn, see “Nominee” above.

Yaroslav Bandurak, Chief Technical Officer

Yaroslav Bandurak received his geological degree from Ukraine’s Lvov State University in 1995 where he subsequently served as a member of the geology faculty from 1989 to 1995. Mr. Bandurak was later leading the geological activities for several Central Asian oil and gas companies from 2000 to 2005 and was a senior geologist of South Kyrgyz Geological Expedition from1995 to 2000. Mr. Bandurak is responsible for our prospect developments, exploration activities and acquisition of new projects.

Mr. Bandurak has been our Chief Technology Officer since April 10, 2007. From April 2004 to April 2007, Mr. Bandurak worked for Talas Gold, where he primarily focused on a geological consultancy service for us.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Our directors or and executive officers have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

However, on October 9, 2007, the British Columbia Securities Commission of Canada issued a cease trader order against our company in British Columbia, Canada pursuant to section 164(1) of the Securities Act (British Columbia). At the time of the order, we were not a reporting issuer in British Columbia, Canada and had our securities quoted on the OTC Bulletin Board. We distributed securities to residents of British Columbia and failed to file a Report of Exempt Distribution with the British Columbia Securities Commission according to National Instrument 45-106. As a result, the British Columbia Securities Commission ordered that trading in our securities cease in British Columbia until the order was revoked. We filed the Report of Exempt Distribution and on April 1,

2008, the British Columbia Securities Commission partially revoked the cease trade order to permit trading in our securities except by certain offshore entities. The British Columbia Securities Commission left the order in effect with respect to those offshore entities because it was unable to determine the beneficial ownership of the shares registered in the name of those entities.

Corporate Governance

Meetings

During the year ended December 31, 2008, our board of directors held six meetings. During the year ended December 31, 2008, other than Dr. Richard Schenz, no directors of our company attended fewer than 75% of the total number of the meetings of our board of directors held during the period for which they have been directors.

We encourage all incumbent directors and nominees for election as director to attend our annual meeting of stockholders. We did not hold an annual meeting of stockholders during the year ended December 31, 2008.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Currently, we do not have an audit committee, stock option committee, compensation committee or nominating committee and do not have an audit committee financial expert. Our board of directors currently intends to appoint various committees in the near future.

Nominating Committee

We do not have a nominating committee. Our board of directors performed some of the functions associated with a nominating committee. Generally, nominees for directors are identified and suggested by the members of our board of directors or management using their business networks and, other than Dr. Richard Schenz and Erik Herlyn, all of our directors were nominated for a seat on the board of directors based on prior service as directors to our company. Our board of directors has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. We have elected not to have a nominating committee because we are a development stage company with limited operations and resources and we do not see a need for such a committee.

Our board of directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for our board of directors. Additionally, our board of directors has not created particular qualifications or minimum standards that candidates for our board of directors must meet. Instead, our board of directors considers how a candidate could contribute to our business and meet our needs and those of our board of directors. As we are a development stage company, our board of directors will not consider candidates for director recommended by our stockholders, and we have received no such candidate recommendations from our stockholders.

Compensation Committee

We currently do not have a compensation committee. However, our board of directors may establish a compensation committee if and when we progress beyond the development stage, which would consist of inside directors and independent members. Until a formal committee is established, our board of directors will continue to review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation.

Several of our directors are executive officers. During the year ended December 31, 2008, our executive officers who were also our directors participated in the decision making of our board of directors in determining their own compensation. Those executive officers included Heinz J. Scholz, Alexander Becker, Peter-Mark Vogel and Neil Maedel.

Audit Committee

We currently do not have an audit committee. During the year ended December 31, 2008, our board of directors performed some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit our annual financial statements; reviewing the independent auditors’ independence, the financial statements and their audit report; and reviewing management’s administration of our system of internal accounting controls.

Report of the Board of Directors

Our board of directors oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls.

Our board of directors has reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management.

Our board of directors has discussed with Deloitte AG, our independent registered public accounting firm for the year ended December 31, 2008, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

Our board of directors has received written disclosure and the letter from Deloitte AG required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte AG’s communications with our board of directors concerning independence, and has discussed with Deloitte AG its independence.

Based on the reviews and discussions referred to above, our board of directors approved the audited financial statements referred to above to be included in our annual report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Members of the Board of Directors

Heinz J. Scholz	Alexander Becker	Neil Maedel
Michael Velletta	Dr. Richard Schenz

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Independence

Our common stock is quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority) and on the over-the-counter market operated by Pink OTC Markets Inc., which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation. Using this definition of independent director, we only have one independent director, Dr. Richard Schenz.

Stockholder Communications with Our Board of Directors

We welcome comments and questions from our stockholders. Our stockholders can direct communications to the Chairman of our board of directors, Heinz J. Scholz, at Manas Petroleum Corporation, Bahnhofstrasse 9, P.O. Box 155, CH-6341 Baar, Switzerland. While we appreciate all comments and questions from our stockholders, we may not be able to individually respond to all communications.

Heinz J. Scholz collects and evaluates all stockholder communications. If the communication is directed to our board of directors generally or to a specific board member, Mr. Scholz will disseminate the communication to the appropriate party at the next scheduled board meeting unless he decides that the communication requires a more urgent response. In that case, Mr. Scholz will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Scholz will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during year ended December 31, 2008, all filing requirements applicable to our executive officers and directors, and persons who own more than 10% of our common stock were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Dr. Richard Schenz	1	1	1
Erik Herlyn	1	1	None
Rahul Sen Gupta	1	1	None

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2008;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2008 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2008,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2008 and 2007, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Alexander Becker Vice Chairman, Executive Director and Former CEO(1)	2008 2007	336,000 336,000	Nil Nil	Nil Nil	Nil 2,976,199	Nil Nil	Nil Nil	20,000 20,000	356,000 3,332,199
Peter-Mark Vogel Former CFO and Former Executive Director(2)	2008 2007	336,000 336,000	Nil Nil	Nil Nil	Nil 2,976,199	Nil Nil	Nil Nil	20,000 20,000	356,000 3,332,199

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Erik Herlyn CEO, Interim CFO and Former COO(3)	2008 2007	212,500 90,000	Nil Nil	125,000 Nil	Nil 1,185,412	Nil Nil	Nil Nil	10,800 Nil	348,300 1,275,412
Rahul Sen Gupta Former CFO(4)	2008 2007	187,500 Nil	Nil Nil	Nil Nil	450,964 Nil	Nil Nil	Nil Nil	10,800 Nil	649,264 Nil
Yaroslav Bandurak CTO	2008 2007	120,000 72,500	Nil Nil	Nil Nil	Nil 2,551,028	Nil Nil	Nil Nil	Nil Nil	120,000 2,623,528
Thomas Flottmann Former CEO(5)	2008 2007	308,000 Nil	Nil Nil	Nil Nil	676,446 Nil	Nil Nil	Nil Nil	12,000 Nil	996,446 Nil

Notes

(1)	Dr. Becker resigned as our Chief Executive Officer on February 8, 2008.

(2)	Mr. Vogel resigned as our Chief Financial Officer on February 8, 2008 and as our Executive Director on February 1, 2009.

(3)

Mr. Herlyn was appointed as our Chief Executive Officer on February 1, 2009 and as our interim Chief Financial Officer on February 28, 2009. Mr. Herlyn resigned as our Chief Operating Officer on February 1, 2009.

(4)	Mr. Sen Gupta resigned as our Chief Financial Officer on February 28, 2009.

(5)	Mr. Flottmann resigned as our Chief Executive Officer on February 1, 2009.

Compensation of Executive Officers and Directors

We have employment agreements with our executive officers and some of our directors, which are described below. Also, under our 2007 Omnibus Stock Option Plan, as amended, our board of directors may grant our qualified directors, officers, employees, consultants and advisors stock options (which may be designated as nonqualified stock options or incentive stock options), stock appreciation rights, restricted stock awards, performance awards or other forms of stock-based incentive awards, up to a maximum of 20,000,000 shares.

Other than compensation arrangements with Michael Velletta and Dr. Richard Schenz, our 2007 Omnibus Stock Option Plan and our employment agreements, we have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

There is no plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

The descriptions of the materials terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer or director at, following, or in connection with the resignation, retirement or other termination of a named executive officer or director, or a change in control of our company or a change in the named executive officer’s or director’s responsibilities following a change in control, with respect to each named executive officer or director are provided below.

Employment Agreement with Erik Herlyn

On June 25, 2007, we entered into an employment and non-competition agreement with Erik Herlyn pursuant to which Mr. Herlyn agreed to serve as our Chief Operating Officer. In consideration for the services that Mr. Herlyn agreed to render pursuant to his employment agreement, Mr. Herlyn was entitled to receive an annual base salary of $180,000 and options to purchase 400,000 shares of our common stock at an exercise price of $5.50 per share pursuant to the 2007 Omnibus Stock Option Plan. Effective May 1, 2008, Mr. Herlyn’s annual salary was raised to $210,000.

Effective February 1, 2009, Mr. Herlyn was appointed as our Chief Executive Officer. Also effective February 1, 2009, Mr. Herlyn resigned from his position as our Chief Operating Officer. Mr. Herlyn has agreed to reduce his compensation from $20,000 per month to $18,000 per month, effective February 1, 2009. Effective February 28, 2009, Mr. Herlyn was appointed as our interim Chief Financial Officer.

If we terminate Mr. Herlyn without cause or Mr. Herlyn resigns as a result of our breach of any provision of the employment agreement, our requiring Mr. Herlyn to move to a location outside Switzerland, or a material change in his duties, or if Mr. Herlyn’s employment is terminated for any reason during the 90-day period subsequent to a change in control of our company, we must make certain payments and provide him certain benefits in addition to the payment of all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) pay him in a lump sum an amount equal to three months of his annual guaranteed salary, and (ii) provide for the three months after his termination continued coverage under all benefit plans in which he participated. In addition, all options granted to him would vest immediately.

Yaroslav Bandurak Employment Agreement

On April 1, 2007, we entered into an employment and non-competition agreement with Yaroslav Bandurak, pursuant to which Mr. Bandurak agreed to serve as our Chief Technical Officer. In consideration for the services that Mr. Bandurak agreed to render pursuant to his employment agreement, Mr. Bandurak was entitled to receive an annual base salary of $63,000 and stock options to purchase 1,500,000 shares of our common stock at a price of $4.00 per share pursuant to the 2007 Omnibus Stock Option Plan.

We and Mr. Bandurak have agreed to amend his employment agreement to reduce his salary from $10,000 per month to $8,000 per month, effective February 1, 2009.

If we terminate Mr. Bandurak without cause or Mr. Bandurak resigns as a result of our breach of any provision of the employment agreement, our requiring Mr. Bandurak to move to a location outside the Kyrgyz Republic/Ukraine, or a material change in his duties or Mr. Bandurak’s employment is terminated for any reason during the 90-day period subsequent to a change in control of our company, we must provide him certain payments and benefits in addition to the all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) pay him in a lump sum an amount equal to his annual guaranteed salary, and (ii) provide for the first year after his termination continued coverage under all benefit plans in which he participated. In addition, all options granted to him would immediately vest.

Heinz J. Scholz Employment Agreement

On April 1, 2007, we entered into an employment and non-competition agreement with Heinz J. Scholz, pursuant to which Mr. Scholz agreed to serve as the Chairman of our board of directors. In consideration for the services that Mr. Scholz agreed to render pursuant to his employment agreement, Mr. Scholz was entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We and Mr. Scholz have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $31,000 per month to a consulting fee of $15,000 per month, effective February 1, 2009.

Alexander Becker Employment Agreement

On April 1, 2007, we entered into an employment and non-competition agreement with Alexander Becker pursuant to which Dr. Becker agreed to serve as our Chief Executive Officer and member of our board of directors. In consideration for the services that Dr. Becker agreed to render pursuant to his employment agreement, Dr. Becker was entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We and Dr. Becker have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $29,666 per month to a consulting fee of $12,000 per month, effective February 1, 2009.

Michael Velletta Compensation

On April 10, 2007, we granted our director, Michael Velletta, stock options to purchase 1,100,000 shares of our common stock at a price of $4.00 per share for a term of 10 years as consideration for his service on our board of directors. Such options vest in equal quarterly installments over the three years from the date of the grant. Mr. Velletta also receives $6,000 each quarter for his services as a director. Mr. Velletta does not receive compensation for his services as our general counsel.

We and Mr. Velleta have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $12,000 per month to a consulting fee of $5,000 per month, effective February 1, 2009.

Dr. Richard Schenz Compensation

As part of compensation for his services as our director, Dr. Richard Schenz is expected to receive $20,000 annually plus travel and out of pocket expenses. We also intend to issue him 1,000,000 stock options for a ten year term with half of these stock options having an exercise price of $0.68 per share while the remaining half have an exercise price of $0.79 per share. We intend to grant these options once Dr. Schenz signs the employment agreement. The options are expected to be subject to vesting provisions.

Neil Maedel Employment Agreement

On June 1, 2007, we entered into an employment and non-competition agreement with Neil Maedel whereby he agreed to serve as our Director, Business Development in exchange for an annual base salary of $180,000, stock options to purchase 1,500,000 shares of our common stock pursuant to our 2007 Omnibus Stock Option Plan at a strike price of $4.90 to expire on May 31, 2017 and a non-accountable automobile and monthly parking allowance of $12,000 per year. The term of this agreement was open ended.

We and Mr. Maedel have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $16,000 per month to nil, effective February 1, 2009.

Thomas Flottmann Employment Agreement

On December 1, 2007, we entered into an employment agreement with Thomas Flottmann for an open term commencing February 8, 2008. As compensation for his employment as our Chief Executive Officer, Mr. Flottmann was to receive an annual salary of $336,000. Additionally, Mr. Flottmann was to receive 600,000 stock options, a car lease limited to a total cost of $1,000 per month and five weeks’ paid vacation.

On January 28, 2009, Mr. Flottmann signed a termination agreement with us and resigned as our Chief Executive Officer effective February 1, 2009. According to the termination agreement, we are released from all obligations in regards of the employment agreement with Mr. Flottmann after February 1, 2009. We and Mr. Flottmann have entered into a new consulting agreement, effective February 1, 2009. The terms of the consulting agreement with Mr. Flottmann contemplate that he will provide services on an ‘on call’ basis at a daily consulting rate. As a result of his termination, all of his options were cancelled on May 1, 2009.

Peter-Mark Vogel Employment Agreement

On April 1, 2007, we entered into an employment and non-competition agreement with Peter-Mark Vogel, pursuant to which Mr. Vogel agreed to serve as our Chief Financial Officer and member of our board of directors. In consideration for the services that Mr. Vogel agreed to render pursuant to his employment agreement, Mr. Vogel was entitled to receive an annual base salary of approximately $348,000 (CHF 417,600), stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 (CHF 24,000) per year.

On February 1, 2009, we entered into a termination agreement with Mr. Vogel, releasing him as our Executive Director. We have agreed that we will have compensation obligations after his termination. As a result of his termination, all of his options were cancelled on May 1, 2009.

On March 26, 2009, we entered into a consulting frame contract with Mr. Vogel, whereby Mr. Vogel agreed to perform tasks that on an as-requested basis, from time-to-time. We agreed to compensate Mr. Vogel on either a fixed price arrangement or a time and material arrangement, at Mr. Vogel’s election in respect of each task that we ask him to complete. Mr. Vogel has agreed to provide us with consulting services relating to finance and auditing matters on a fixed price arrangement with monthly compensation of $12,000 per month. If the compensation arrangement is a time and material arrangement, we agreed to pay Mr. Vogel a daily rate of $1,400 excluding VAT.

Rahul Sen Gupta Employment Agreement

On February 1, 2008, we entered into an employment agreement with Rahul Sen Gupta for an open term commencing on February 8, 2008. As compensation for his employment as Chief Financial Officer, Mr. Sen Gupta was to receive a salary of $17,500 per month for the first six months and $20,000 per month thereafter. Additionally, Mr. Sen Gupta was to receive 400,000 stock options, a car lease limited to a total cost of $900 per month and 30 days’ paid vacation.

We and Mr. Sen Gupta agreed to amend his employment agreement to reduce his salary from $20,000 per month to $18,000 per month, effective February 1, 2009. On February 28, 2009, Mr. Sen Gupta resigned. Mr. Sen Gupta agreed to stay for another 30 days to support us in filing our annual report on Form 10-K. As a result of his termination, all of his options were cancelled on May 28, 2009. In connection with his resignation, Mr. Sen Gupta asked us to transfer open salary payments by the end of March 2009 (50% for January 2009, 100% for February 2009 and 100% for March 2009) and transfer pension fund by the end of March 2009. On March 31, 2009, Mr. Sen Gupta agreed to extend his support for finishing our annual report until April 15, 2009 for $9,000 excluding communication costs.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2008.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Alexander Becker	1,020,833	729,167	Nil	$4.00	May 2, 2017	Nil	Not applicable	Nil	Not applicable
Peter-Mark Vogel	1,020,833	Nil	Nil	$4.00	May 2, 2017	Nil	Not applicable	Nil	Not applicable
Erik Herlyn	200,000	200,000	Nil	$5.50	June 25, 2017	250,000	$62,500	Nil	Not applicable
Rahul Sen Gupta	133,333	266,667	Nil	$2.10	February 1, 2018	Nil	Not applicable	Nil	Not applicable
Yaroslav Bandurak	875,000	625,000	Nil	$4.00	May 2, 2017	Nil	Not applicable	Nil	Not applicable
Thomas Flottmann	200,000	Nil	Nil	$2.10	February 1, 2018	Nil	Not applicable	Nil	Not applicable

Director Compensation

The following table sets forth for each director certain information concerning his compensation for the year ended December 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Heinz J. Scholz	348,000	Nil	Nil	Nil	Nil	20,000	368,000
Alexander Becker(1)	336,000	Nil	Nil	Nil	Nil	20,000	356,000
Peter-Mark Vogel(2)	336,000	Nil	Nil	Nil	Nil	20,000	356,000
Neil Maedel	180,000	Nil	Nil	Nil	Nil	12,000	192,000
Michael Velletta	120,000	Nil	Nil	Nil	Nil	24,000	144,000
Dr. Richard Schenz(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes

(1)	Dr. Becker resigned as our Chief Executive Officer on February 8, 2008.

(2)	Mr. Vogel resigned as our Chief Financial Officer on February 8, 2008 and as our Executive Director on February 1, 2009.

(3)	Dr. Schenz was appointed as our director on November 21, 2008.

Transactions with Related Persons

Other than as disclosed below, there has been no transaction, since January 1, 2007, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($91,861.53), and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

(iii)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Employment Agreements

For information regarding compensation for our executive officers and directors, see “Executive Compensation.”

Share Exchange Transaction

On April 10, 2007, we completed the transactions contemplated under a share exchange agreement that we entered into with DWM Petroleum AG, a Swiss company, and the shareholders of DWM Petroleum on November 23, 2006. Under this share exchange agreement, the shareholders of DWM Petroleum received 80,000,000 shares of our common stock, equal to 79.9% of our outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum. The following table shows the number of shares of our common stock received by our current or former officers, directors, and beneficial holders of more than 5% of our common stock, or entities affiliated with them in exchange for the shares of DWM Petroleum owned by them.

	Number of Shares of Our	Number of Shares of DWM
Name	Common Stock Received	Petroleum Exchanged
Alexander Becker	17,929,943	237,634
Heinz J. Scholz	22,736,616	301,267
Peter-Mark Vogel	17,748,599	227,136
Velletta Resources & Technology Corp.(1)	2,000,000	25,000
Neil Maedel	800,000	10,000
Yaroslav Bandurak	1,600,000	20,000
Rahul Sen Gupta	114,996	1,036

(1)	Velletta Resources & Technology is a company owned by Michael Velletta.

The share exchange agreement also requires us to issue an aggregate of up to an additional 500,000 shares of our common stock over time to the former shareholders of DWM Petroleum for every 50 million barrels of P50 oil reserves net to us from exploration in the Kyrgyz Republic, Albania and Tajikistan up to a maximum of 2.5 billion barrels of P50 oil reserves. At our option, this obligation can be extended to additional properties that are acquired through the actions of the shareholders of DWM Petroleum. The following table shows the number of shares of our common stock to be received by our current or former officers, directors, and beneficial holders of more than 5% of our common stock, or entities affiliated with them.

Number of Shares of Our Common
Name	Stock to be Received
Alexander Becker	118,817
Heinz J. Scholz	150,634
Peter-Mark Vogel	113,550
Michael Velletta	12,500
Neil Maedel	5,000
Yaroslav Bandurak	10,000
Rahul Sen Gupta	518

As a condition to completion of the share exchange, the shareholders of DWM Petroleum agreed to lock up the shares of our common stock received by them at closing. Each affiliate of DWM Petroleum entered into a lock up agreement restricting sales of his shares of our common stock until April 10, 2010, provided that beginning December 10, 2008, he was to be permitted to sell up to 3% of the number of shares of our common stock held by him in any three month period. Heinz J. Scholz, Alexander Becker, Michael Velletta, Neil Maedel, Peter-Mark Vogel and Yaroslav Bandurak are our current or former officers and directors who were subject to the above mentioned the lock up agreements. On April 15, 2009, we agreed to waive all of the resale restrictions imposed by these lock up agreements. Resale of the shares of our stock affected by these agreements continues to be subject to any resale restrictions imposed by law, including the applicable securities laws.

On February 20, 2007, we entered into a consulting agreement with Talas Gold whereby Talas Gold agreed to provide geological consulting services for a monthly fee of $21,166. Talas Gold is a British Columbia corporation controlled by Alexander Becker. This agreement was cancelled on August 31, 2007.

On September 5, 2005, we entered into a current account agreement with Heinz J. Scholz to cover the terms of an outstanding loan that he had made to us. Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $855,500) for an open-ended term with an interest rate to be reset once a year. Since January 1, 2006, the largest amount of principal outstanding on this loan has been CHF 6,182,091.26 (approximately $4,938,956) owed by us to Mr. Scholz, the amount of principal repaid on this loan was approximately $5,710,425 (of which approximately $1,837,901 was in the form of debt forgiveness) and the amount of interest repaid on this loan was CHF 18,070 (approximately $14,505). On June 30, 2008, we repaid the remaining balance of the loan of $27,979. Mr. Scholz has not borrowed funds under this arrangement.

On September 5, 2005, we entered into a current account agreement with Varuna AG, a related company belonging to Heinz J. Scholz, to cover the terms of an outstanding loan that Varuna had made to us. Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $855,500) for an open-ended term with an interest rate to be reset once a year. Since January 1, 2006, the largest amount of principal outstanding on this loan has been CHF 313,442 (approximately $242,264), the amount of principal repaid on this loan was CHF 853,244.00 (approximately $681,429) and the amount of interest repaid on this loan was CHF 6,843.15 (approximately $5,482). On March 29, 2007, this loan has been fully repaid and the agreement has been terminated. Varuna did not borrow funds under this arrangement.

On May 1, 2004, we entered into a sub-tenancy agreement with Heinz J. Scholz to rent office space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz 10,000 Swiss Francs (CHF) per month (approximately

$8,744) for use of the space. This agreement was for an indefinite term and might be terminated by either party with three months’ notice.

Effective October 26, 2006, we and Heinz J. Scholz agreed to terminate the sub-tenancy agreement dated May 1, 2004, pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 10,000 (approximately $8,744).

On October 26, 2006, we entered into a sub-tenancy agreement with Heinz J. Scholz to rent the same office space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz CHF 10,000 per month (approximately $8,744) for use of the space. This agreement was for an indefinite term and might be terminated by either party with three months’ notice.

Effective May 1, 2007, we and Heinz J. Scholz agreed to terminate the sub-tenancy agreement dated October 26, 2006, pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 10,000 (approximately $8,744).

On May 1, 2007, we entered into a sub-tenancy agreement with Heinz Scholz to rent the same office space and further space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz CHF 15,000 per month (approximately $13,115) for use of the space. This agreement was for an indefinite term and could be terminated by either party on three months’ notice.

Effective February 1, 2009, we and Heinz J. Scholz agreed to terminate the sub-tenancy agreement dated May 1, 2007, to pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 15,000 (approximately $13,115).

On December 5, 2008, we entered into arrangements with Michael Velletta, Heinz J. Scholz, Alexander Becker and Peter-Mark Vogel pursuant to which they lent us a total of $540,646 ($16,043 from Michael Velletta, $217,769 from Heinz J. Scholz, $152,493 from Alexander Becker, and $154,341 from Peter-Mark Vogel) in exchange for promissory notes. The promissory notes are for an indefinite period of time. We can prepay the promissory notes at any time without notice, bonus or penalty and must repay the promissory notes upon the earlier of the date that we raise $1,000,000 or more in debt or equity financings or the ninetieth day after we receive written notice from the noteholder of a demand for repayment. No interest is due under the notes as long as we do not default on our obligations thereunder. However, if we default on the repayment of the promissory note, we will be liable for interest accruing at a rate of 12% per annum on the principal outstanding until we repay the promissory note in full.

Proposal 2
Ratification of the Appointment of the Independent Registered Public Accounting Firm

Our board of directors is asking our stockholders to ratify the appointment of BDO Visura as our independent registered public accounting firm. Stockholder ratification of the appointment of BDO Visura is not required by our bylaws or otherwise. However, our board of directors is submitting the appointment of BDO Visura to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, our board of directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interest of our company and our stockholders.

On May 6, 2009, our board of directors appointed BDO Visura as our independent registered public accounting firm. Our independent registered public accounting firm for the year ended December 31, 2008 was Deloitte AG.

Our board of directors has reviewed with BDO Visura, whether the services provided by it are compatible with maintaining its independence. Representatives of BDO Visura or Deloitte AG are not expected to be present at the annual meeting. However, we will provide contact information for BDO Visura or Deloitte AG to any stockholders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holder will vote the proxies received by him for the ratification of the appointment of BDO Visura as our independent registered public accounting firm.

Our board of directors recommends that you vote FOR the ratification of the appointment of BDO Visura as our independent registered public accounting firm.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 3, 2007, we appointed Deloitte AG as our independent registered public accounting firm and informed Lazar, Levine & Felix LLP, our previous independent registered public accounting firm, that we were no longer using its services. Deloitte AG had been the independent accountants of DWM Petroleum AG prior to our acquisition of DWM Petroleum. As we acquired DWM Petroleum and its business in a transaction in which DWM Petroleum was treated as the continuing accounting acquirer for accounting and reporting purposes, we decided to use Deloitte AG as our independent registered public accounting firm as it was already familiar with DWM Petroleum and it operations and accounts. Other than a going concern explanatory paragraph during the year ended March 31, 2007 and subsequent interim period through August 3, 2007 (the date of the dismissal and appointment), there were no disagreements with Lazar, Levine & Felix LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no disagreements with Lazar, Levine & Felix LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Lazar, Levine & Felix LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The decision to dismiss Lazar, Levine & Felix LLP and appoint Deloitte AG was approved by our board of directors on August 3, 2007.

On May 6, 2009, we engaged BDO Visura as our independent registered public accounting firm to review our interim financial statements in 2009 and to audit our financial statements for the year ending December 31, 2009. On May 7, 2009, we dismissed Deloitte AG as our independent registered public accounting firm.

The decision to change our independent registered public accounting firm was made by our board of directors as part of an overall effort to reduce costs.

During our two most recent fiscal years ended December 31, 2008 and 2007, and any subsequent interim periods preceding the change in accountants:

  there were no disagreements with Deloitte AG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte AG, would have caused Deloitte AG to make reference to the subject matter of the disagreements in its reports on our financial statements.

  there were no “reportable events”, as described in Item 304(a)(1)(v) of Regulation S-K.

The report on our financial statements for our fiscal year ended December 31, 2008, prepared by Deloitte AG and dated April 15, 2009, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte AG expressed in its report substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years, we consulted BDO Visura once (in 2008) regarding the application of accounting principles to a specific transaction.

Fees Paid to Our Independent Registered Public Accounting Firm

Audit Fees

The following table sets forth the fees billed to our company for professional services rendered by Deloitte AG, our previous independent registered public accounting firm, for the years ended December 31, 2008 and 2007:

Fees		2008		2007
	CHF	Fx rate	USD	USD
		y/e
Audit Fees	477,000	0.947	451,719	340,818
Audit-Related Fees(1)	27,800	0.947	26,327	124,157
Tax Fees	-	0.947	-	-
Other Fees	-	0.947	-	-
Total Fees			478,046	464,975
(1) The audit-related fees include fees for review of our registration statement filed with the United States Securities and Exchange Commission between 2007 and 2008 and filed with certain Canadian securities regulatory authorities in 2008.

Pre-Approval Policies and Procedures with respect to Services Performed by Independent Registered Public Accounting Firms

We have not used Deloitte AG or BDO Visura, for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We have not engaged Deloitte AG or BDO Visura to provide compliance outsourcing services.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Deloitte AG or BDO Visura was engaged by us to render any auditing or permitted non-audit related service, the engagement be:

  approved by our audit committee (the functions of which are performed by our entire board of directors); or

  entered into pursuant to pre-approval policies and procedures established by our board of directors, provided the policies and procedures are detailed as to the particular service, our board of directors is informed of each service, and such policies and procedures do not include delegation of our board of directors’ responsibilities to management.

Before Deloitte AG or BDO Visura was engaged by us to render any auditing or permitted non-audit related service, our board of directors approved the engagement.

Our board of directors has considered the nature and amount of fees billed by Deloitte AG and believe that the provision of services for activities unrelated to the audit was compatible with maintaining Deloitte AG’s independence.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting other than elections to office.

“Householding” of Proxy Materials

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders.

This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

Stockholder Proposals

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than February 10, 2010. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail to Manas Petroleum Corporation, Bahnhofstrasse 9, P.O. Box 155, CH-6341 Baar, Switzerland, Attention: President and Chairman of the Board of Directors.

Where You Can Find More Information

We file annual and other reports, proxy statements and other information with the United States Securities and Exchange Commission and certain Canadian securities regulatory authorities. The documents filed with the Securities and Exchange Commission are available to the public from the Securities and Exchange Commission’s website at www.sec.gov. The documents filed with the Canadian securities regulatory authorities are available at www.sedar.com.

Other Matters

Our board of directors does not intend to bring any other business before the annual meeting, and so far as is known to our board of directors, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

/s/ Heinz J. Scholz
Heinz J. Scholz
President

June 10, 2009

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M15725 - Z49980 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MANAS PETROLEUM CORPORATION

The Board of Directors of the Company recommends a vote "FOR" Proposal 1 and 2.

Vote on Directors

1. To elect as a director of the Company

Nominees:	For	Against	Abstain
1a. Heinz J. Scholz	☐	☐	☐
1b. Michael Velletta	☐	☐	☐
1c. Dr. Richard Schenz	☐	☐	☐
1d. Erik Herlyn	☐	☐	☐
1e. Neil Maedel	☐	☐	☐

Vote on Proposal

	For	Against	Abstain
2. To ratify the appointment of BDO Visura as the independent registered public accounting firm of the Company	☐	☐	☐

Please date this proxy and sign your name as it appears on the stock certificates. When shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date